Exhibit 99.1

Treasure Global Announces 1:70 Reverse Stock Split

NEW YORK and KUALA LUMPUR, Malaysia, Feb. 23, 2024 (GLOBE NEWSWIRE) -- Treasure Global Inc (NASDAQ: TGL) (“Treasure Global” or the “Company”), an innovative technology solutions provider, announced today that it will effect a 1-for-70 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.00001 per share (“Common Stock”). Treasure Global’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “TGL” and will begin trading on a split-adjusted basis when the market opens on February 27, 2024. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 89458T205.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

On January 5, 2024, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Common Stock at a ratio within the range of 1-for-10 and 1-for-70 with the authority delegated to the Board of Directors of the Company, to determine the exact reverse split ratio and when to file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Company’s Board of Directors approved a 1-for-70 reverse split ratio and on February 22, 2024, the Company filed a Certificate of Amendment to its Certificate of Incorporation to effect the Reverse Stock Split.

The 1-for-70 reverse stock split will automatically combine and convert seventy current shares of the Common Stock into one issued and outstanding new share of Common Stock. Proportional adjustments also will be made to shares underlying outstanding equity awards, warrants and convertible notes, and to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock, preferred stock or any series of preferred stock.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the next whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

The Company’s transfer agent, Vstock Transfer, LLC, will serve as the agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action in connection with the Reverse Stock Split.

About Treasure Global Inc

Treasure Global is a Malaysian solutions provider developing innovative technology platforms. Treasure Global has developed two technology solutions: the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards; and TAZTE, a digital food and beverage management system providing merchants with a one-stop management and automated solution to digitize their businesses. Treasure Global also acts as a master franchiser in South-East Asia for popular restaurant chains, while providing them with the TAZTE solution. As of December 31, 2023, ZCITY had over 2,680,000 registered users.

For more information, please visit https://treasureglobal.co/.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition and other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent filings filed with the Securities Exchange Commission (“SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact
Erika Kay
KCSA Strategic Communications
ir_us@treasuregroup.co

Malaysian Investor Contacts
ir_my@treasuregroup.co

Media Contact
Sue Chuah, Chief Marketing Officer
Treasure Global Inc
mediacontact@treasuregroup.co